Exhibit 99.1
PROMISSORY NOTE AMENDMENT
     WHEREAS BROOKFIELD HOMES CORPORATION (the “Borrower”) issued a promissory note dated June 12, 2006, as amended, to TRILON BANCORP (Europe) ZRt,, BUDAPEST ZURICH BRANCH (the “Lender”) in an aggregate principal amount not to exceed $250,000,000 (the “Promissory Note”);
AND WHEREAS the parties wish to further amend the Promissory Note as set forth herein;

NOW THEREFORE, the Borrower and the Lender agree as follows:

1.	Definitions: Capitalized terms used herein and not defined shall have the respective meanings given to such terms in the Promissory Note.

2.	Principal: Section 1 of the Promissory Note is hereby amended to increase the maximum aggregate principal amount that the Borrower shall be entitled to drawdown to US$275,000,000.

3.	Promissory Note Remains in Effect: Except as otherwise provided herein, all other terms and conditions of the Promissory Note, as amended, shall remain in force and effect.
          THE PROVISIONS of this Amendment shall be governed by and construed in accordance with the laws of the state of Delaware and the federal laws of the United States applicable therein.
     DATED this 23rd day of July, 2008.

BROOKFIELD HOMES CORPORATION
Per:	/s/ IAN G. COCKWELL
Authorized Signing Officer

TRILON BANCORP (Europe) ZRt, Budapest, Zurich Branch
Per:	/s/ VIKTORIA REDEY
Authorized Signing Officer